Exhibit 99.(p)(6)

INDEPENDENT TRUSTEES’ CODE OF ETHICS

PACIFIC SELECT FUND and PACIFIC FUNDS

The following Trustees’ Code of Ethics (“Code”) is adopted by Pacific Select Fund and Pacific Funds (each a “Trust”, together the “Trusts”) pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by the Trusts’ Independent Trustees (as defined in this Code) of the Trusts reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. Many terms and phrases are defined terms and phrases (e.g., the term “Security” and the phrase “Security Held or to be Acquired by the Trusts” have special definitions), and reference should be made to the definitions section at the end of this Code with respect to all capitalized terms or phrases. By approving this Code for adoption by each Trust, the Independent Trustees are excused from compliance with the Trust’s Code of Ethics.

I.              STATEMENT OF GENERAL PRINCIPLES

The following are general principles governing personal securities transactions by Independent Trustees:

(1)         Independent Trustees have a duty to place the interests of the Trusts’ shareholders first;

(2)         Independent Trustees must comply with this Code and avoid any actual or potential conflicts of interest in personal securities transactions; and

(3)         Independent Trustees must not take inappropriate advantage of their positions, including in particular, front-running purchases or sales by the Trusts.

II.            GENERAL PROHIBITIONS

A.          No Independent Trustee shall, in connection with the Purchase or Sale of a Security, directly or indirectly, by such person of a Security Held or to be Acquired by the Trusts:

(1)         employ any device, scheme or artifice to defraud the Trusts;

(2)         make any untrue statement of a material fact to the Trusts or omit to state a material fact necessary in order to make the statements made to the Trusts, in light of the circumstances under which they are made, not misleading;

(3)         engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trusts;

(4)         engage in any manipulative practice with respect to the Trusts.

B.           No Independent Trustee shall purchase or sell a Security if such Trustee knew or, in the ordinary course of fulfilling his/her official duties as a Trustee of the Trust, should have known during the 15-day period immediately before or

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

after the Trustee’s transaction in the Security, that the Trust purchased or sold the Security, or the Trust or its Managers considered purchasing or selling the Security1.

C.          No Independent Trustee shall purchase, directly or indirectly, any security listed on the current “Restricted List” provided to them. The Restricted List is generally included in quarterly Board materials and may also be provided at other times, as necessary (for example, if a new manager is under consideration). The Restricted List is a list of all Managers and their controlling persons/entities. Trustees must contact the Trusts’ Chief Compliance Officer or his/her designee (“CCO”) immediately if they have, at any time, any direct or indirect ownership of any securities on the Restricted List2.

D.          No Independent Trustee shall own 5% or more of the outstanding voting securities of a passive limited partnership, (such as a hedge fund, private equity fund or venture capital fund), where the Manager or its controlling person/entity is a general partner of such partnership3.

E.           Any Independent Trustee who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Trusts’ CCO, prior to proceeding with the transaction.

III.          REPORTING

Independent Trustees are not subject to restrictions under this Code with respect to personal investments if they comply with the General Principles and do not contravene the General Prohibitions outlined above. Pursuant to Rule 17j-1(d)(2)(i) and (ii), an Independent Trustee is not required to provide reports (i) on accounts over which they have no control or direct or indirect influence, (ii) initial and annual holdings reports, or (iii) quarterly transaction reports, so long as the Independent Trustees are subject to trade reporting provisions as set forth in Section III.A. (1) and (2) of this Code.

Independent Trustees are subject to reporting requirements with respect to their securities transactions as outlined below:

A.          Reporting Required for Transaction Involving a Security that the

1  If, for example, in the course of a Manager giving its report during a Board meeting, such Manager discloses information about purchasing or selling a Security in a specified time period, the Trust’s General Counsel, Trust Fund Counsel and/or Counsel to the Independent Trustees shall advise the Trustees that the above-noted limitation on trading in the Security is applicable.  If, however, such knowledge is gained outside of a Board meeting, for example during the off-site Manager visits, the Trustees must place the above-noted restriction on themselves.

2  This provision is to ensure compliance with the independent status of a trustee and not for the purposes of compliance with Rule 17j-1.

3  This provision is to ensure compliance with the independent status of a trustee and not for the purposes of compliance with Rule 17j-1. Ownership of 5% or more of a passive limited partnership where the manager or its controlling entity is the general partner of such partnership would result in such trustee being deemed on interested trustee with respect to such manager.

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

Trustee Knows or Should Have Known is Being Purchased or Sold by the Trust.

(1)         An Independent Trustee of the Trust is required to file a report on a transaction in a Security if such Trustee knew or in the ordinary course of fulfilling his/her official duties as a Trustee of the Trust, should have known during the 15-day period immediately before or after the Trustee’s transaction in the Security, that the Trust purchased or sold the Security, or the Trust or its Managers considered purchasing or selling the Security.

(2)         If a report is required, it shall be made to the CCO no later than 30 days after the end of the calendar quarter in which the transaction was effected. The report shall contain the information requested in the form on Appendix B to this Code.

(3)         No reporting is required for Exempt Securities.

(4)         No reporting is required for the purchase or sale of Securities over which the Independent Trustee has no direct or indirect influence or control. There is a presumption that an Independent Trustee can exert some measure of influence or control over accounts held by members of his/her immediate family sharing the same household, but this presumption may be rebutted by convincing evidence;

(5)         No reporting is required for Non-volitional Transactions.

B.           Reporting Required for ownership of outstanding voting securities of a Manager Affiliated Company4.3

(1)       Each Independent Trustee shall report to the Trust’s CCO ownership of 5% or more of the outstanding voting securities of any Manager Affiliated Company which includes ownership in any passive limited partnership such as a hedge fund, private equity fund, venture capital fund, or similar entity, and non-controlling affiliates or subsidiaries of Manager. PLFA will provide the Trustees with a list of the Managers’ Affiliated Companies of the Trusts as provided by the Managers. Those lists may not include all affiliated entities, particularly passive limited partnerships. Accordingly, Trustees should inquire of their broker/dealer prior to purchasing any limited partnership interests to determine if there are any affiliations between such entity and any Manager.

(2)       If a report is required under this Section III.B., the Trustee shall report such purchase to the CCO within 10 days of such purchase or prior to the next Board meeting, whichever is earlier. (Appendix A outlines the information that should be included in the report)

4  The purpose of this reporting is both for the Code and for determining if an Independent Trustee could be considered an Interested Person for fund governance purposes (resulting in the disqualification of independent status for certain Board matters). Reporting 5% or more of the outstanding voting securities of a non-control affiliate of a manager, including a manager’s subsidiaries, is a “best practices” provision to ensure disclosure of potential conflicts of interest that may require review by counsel and is not for the purposes of compliance with Rule 17j-1.

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

C.          Reports are not an admission.

Any report made under this Code shall not be construed as an admission that the transaction reported constitutes a violation of this Code.

IV.          CERTIFICATE OF COMPLIANCE

A.    For a newly elected/appointed Independent Trustee, he/she shall initially certify that he/she has read and understands this Code and recognizes that he/she is subject to this Code (a copy of a form of such certification is attached hereto as Appendix C)

B.   Each Independent Trustee shall certify annually that he/she has read and understands this Code and recognizes that he/she is subject to this Code (a copy of a form of such certification is attached hereto as Appendix B). Each annual certification will also state that, to the best of the Independent Trustee’s knowledge, he/she has not violated the requirements of this Code during the prior year, and that the Independent Trustee either:

(1)      Did have transactions during the prior calendar year which were required to be reported under the Code and that such Independent Trustee has disclosed, reported or caused to be reported all transactions required to be reported pursuant to the Code; or

(2)     Did not have any transactions that were required to be disclosed or reported pursuant to the Code.

V.            REVIEW AND ENFORCEMENT

A.          Review

(1)     For purposes of reporting on compliance with this Code, the CCO shall from time to time review the reports, if any, provided by the Independent Trustees to determine whether any violation of this Code may have occurred, taking into account all the exemptions and exceptions provided under this Code. Before making any determination that a violation has been committed by an individual, the CCO of the Trusts shall give such person an opportunity to supply additional information regarding the transaction in question.

(2)     The CCO of the Trusts shall report at least annually to the Board regarding compliance with this Code, including violations and sanctions imposed (if any).

B.           Enforcement

(1)      If the CCO determines that a violation of this Code may have occurred, they shall promptly report the possible violation to the full Board. The Board, with the exception of any Independent Trustee whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any

PSF/PF Independent Trustees' Code of Ethics Effective April 1, 2017

sanctions that they consider appropriate.

(2)     No person shall participate in a determination of whether he/she has committed a violation of this Code or in the imposition of any sanction against himself/herself.

VI.           RECORDS

The Trusts shall maintain records in the manner and to the extent set forth in the Act and shall make the same available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”):

(1)      A copy of this Code and any other code of ethics for the Independent Trustees that is, or at any time within the past five years has been in effect, shall be maintained in an easily accessible place;

(2)      A record of any violation of this Code, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(3)      A copy of each report, including any information provided in lieu of the reports required under Section III, made pursuant to this Code by an Independent Trustee shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(4)      A record of all persons who are, or within the past five years have been, required to make reports or were responsible for reviewing these reports pursuant to this Code, shall be maintained in an easily accessible place.

(5)      A copy of each report required by Section VII(3) (A) above shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6)     The Trusts or their investment adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities in IPOs and/or Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.

VII.         CONFIDENTIALITY

All reports of Securities transactions and any other information filed with the Trusts pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.

VIII.       DEFINITIONS

(1)     “Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Exchange Act and the rules and regulations

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

thereunder, (as amended from time to time), except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Independent Trustee has or acquires.

You are considered to have Beneficial Ownership of Securities if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:

(a)      Securities held by members of your immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include any adoptive relationship.

(b)     Your interest as a general partner in Securities held by a general or limited partnership.

(c)      Your interest as a manager-member in the Securities held by a limited liability company.

An Independent Trustees does not have an indirect Pecuniary Interest in Securities held by a corporation or similar entity in which you hold an equity interest, unless the Independent Trustee is a controlling equity holder and does not have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by an Independent Trustee of Securities held by a trust:

(i)      Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust;

(ii)     Your ownership of a vested beneficial interest in a trust;

(iii)   Your status as a settlor of a trust, if you have the power to revoke the trust without the consent of another person.

(2)     “Board” shall mean collectively, the entire board of trustees of each Trust, including both Independent Trustees and Interested Trustees.

(3)     “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act (as amended from time to time). Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

position with such company. Section 2(a)(9) establishes a presumption that an entity that owns 25% or more of the voting securities of another entity is presumed to control that entity.

(4)     “Exempt Securities” include (i) securities that are direct obligations of the Government of the United States, (ii) money market instruments5, and (iii) shares of registered open-end investment companies, but does not include interests in or shares of the Trusts6, or such other securities as may be excepted under the provisions of Rule 17j-1.Exchange traded funds (“ETFs”) are not exempt securities.

(5)     “Independent Trustee” shall mean any trustee of the Trusts who is not an Interested Person of the Trusts, as defined in the 1940 Act.

(6)     “Interested Person” shall have the meaning that is set forth in Section 2(a)(19) of the 1940 Act.

(7)     “Interested Trustee” shall mean a trustee of the Trusts who is also an Interested Person.

(8)     “Manager” shall mean an investment advisor of the Trust, including any sub-advisor.

(9)     “Manager Affiliated Company” shall mean a company which is a non- control affiliate of the Manager, including but not limited to:

(a)      Any investment partnership (including but not limited to hedge funds, private equity funds, and/or venture capital funds) where a current Manager or its controlling person is the general partner; or

(b)      Any non-control affiliates including subsidiaries, of a current Manager.

(10)       “Non-volitional Transaction” shall mean the purchases or sales of Securities over which the Independent Trustee has no direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence:

(a)      Purchases or Sales of Securities which are not eligible for purchase or sale by the Trusts (except Manager Affiliated Companies);

(b)     Purchases or Sales of Securities which are non-volitional on the part of either the Independent Trustee or the Trusts;

(c)      Purchases of Securities which are part of an automatic dividend reinvestment plan;

5  Currently, the following are exempted: bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

6  Shares of Pacific Life Funds and Pacific Select Fund include shares of each of their Series, which includes interests in Pacific Select Fund through ownership of variable contracts issued or administered by Pacific Life Insurance Company and Pacific Life & Annuity Company.

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

(d)     Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired with respect to Securities of which you have Beneficial Ownership;

(e)      Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership; and

(f)      Acquisitions or dispositions of Securities as the result if a stock dividend, stock split, reverse stock split, merger, consultation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

(11)       “Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(12)       “Restricted List” shall mean a list consisting of all Managers and their control persons. The Independent Trustees are prohibited from holding a Beneficial Ownership in such Securities.

(13)       “Security Held or to be Acquired” by a Trust means (i) Any Security which, within the most recent 15 days is or has been held by a Trust or is being or has been considered by a Trust or its investment adviser for purchase by a Trust; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

(14)     “Security” or “Securities” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act (as amended from time to time), except that it shall not include “Exempt Securities” (as defined in this Code).

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

Appendix A

Any report filed pursuant to section III. A. (2) of the Code shall contain the following information:

(a)                                     The title/name of security issuer;

(b)                                    The date of the transaction;

(c)                                     The nature of the transaction (i.e., buy or sell);

(d)                                    The number of shares or units or principal amount if a bond;

(e)                                     The price per share or bond;

(f)                                       Total purchase or sale price;

(g)                                    The name of the firm effecting the transaction (i.e., name of the broker, dealer, bank, Pacific Funds, or in the case of a variable life or variable annuity contract, the name of insurance company, each a “Firm Effecting a Transaction”). In the event such transaction involves a variable life or variable annuity contract, provide the title of the contract, contract number and name of insurance company.

(h)                                    The date on which the report is submitted.

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

Appendix B

INDEPENDENT TRUSTEES’ ANNUAL CODE OF ETHICS

CERTIFICATION

UNDER RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF

1940 ADOPTED BY PACIFIC SELECT FUND AND PACIFIC

FUNDS

I have read and understand the Independent Trustees’ Code of Ethics for Pacific Select Fund and Pacific Funds (the “Code”) and recognize that it applies to me. To the best of my knowledge, during the prior calendar year, I complied with the requirements of the Code and hereby confirm that:

(check applicable box)

☐                                   I did have transactions during the prior calendar year which are required to be reported under the Code and I have disclosed, reported or caused to be reported all transactions required to be reported pursuant to the Code.

OR

☐                                   I did not have any transactions during the prior calendar year which were required to be disclosed or reported pursuant to the Code.

Date:

Signature

Print Name

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017

Appendix C

NEWLY ELECTED/APPOINTED INDEPENDENT TRUSTEE INITIAL

CODE OF ETHICS CERTIFICATION

UNDER RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940

ADOPTED BY PACIFIC SELECT FUND AND PACIFIC FUNDS

I have read and understand the Independent Trustees’ Code of Ethics for Pacific Select Fund and Pacific Funds (the “Code”) and recognize that it applies to me.

Date:

Signature

Print Name

PSF/PF Independent Trustees’ Code of Ethics Effective April 1, 2017